Financial Releases

Flushing Savings Bank Announces Participation in FDIC’s Transaction Account Guarantee Program

LAKE SUCCESS, N.Y. – December 19, 2008 – Flushing Financial Corporation (the “Company”) (NasdaqGS: FFIC), the parent holding company for Flushing Savings Bank, FSB (the "Bank"), today announced is participating in the FDIC’s Transaction Account Guarantee Program (“TAGP”). The announcement was made by John R. Buran, Flushing Financial’s President and Chief Executive Officer, on behalf of the Company’s Board of Directors.

Mr. Buran stated: “We are pleased to participate in the FDIC’s Transaction Account Guarantee Program. Through this program, our customers can now feel even more secure knowing that they are covered with extra FDIC insurance. At Flushing Savings Bank, we expect the program to have a positive impact on the communities we serve.” Mr. Buran added, “Participation in the program supports our view that banks like Flushing are still the safest and most secure place to keep your money.”

Through the TAGP, the FDIC will provide unlimited deposit insurance coverage for all non interest-bearing transaction accounts through December 31, 2009. This includes traditional non-interest bearing checking accounts, certain types of attorney trust accounts, and NOW accounts as long as the interest rate does not exceed 0.50 percent. The coverage under the TAGP is in addition to and separate from the coverage available under the FDIC's general deposit insurance rules, which insures accounts up to $250,000 through December 31, 2009.

About Flushing Financial Corporation

Flushing Financial Corporation is the parent holding company for Flushing Savings Bank, FSB, a federally chartered stock savings bank insured by the FDIC. The Bank serves consumers and businesses by offering a full complement of deposit, loan, and cash management services through its fourteen banking offices located in Queens, Brooklyn, Manhattan, and Nassau County. The Bank also operates an online banking division, iGObanking.com®, which enables the Bank to expand outside of its current geographic footprint. In 2007, the Bank established Flushing Commercial Bank, a wholly-owned subsidiary, to provide banking services to public entities including counties, towns, villages, school districts, libraries, fire districts and the various courts throughout the metropolitan area.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this Press Release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue” or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

Additional information on Flushing Financial Corporation may be obtained by visiting the Company’s web site at http://www.flushingsavings.com.

CONTACT:

Flushing Financial Corporation

Maria A. Grasso

Executive Vice President

& Chief Operating Officer

718-961-5400